Contact:  Troy D. Cook
Executive Vice President &
Chief Financial Officer
913-327-3109

NPC International, Inc. Reports Third Quarter 2011 Results

Overland Park, Kansas, (November 7, 2011) - NPC International, Inc. (the “Company”), today reported results for its third fiscal quarter ended September 27, 2011.

THIRD QUARTER HIGHLIGHTS:

•	Comparable store sales increased 0.4% rolling over a strong increase of 10.9% last year.
•	Adjusted EBITDA (reconciliation attached) of $21.5MM was $1.3MM lower than last year.
•	Free cash flow (reconciliation attached) was $14.7MM or 68% of Adjusted EBITDA.
•	Cash balances were $66.3MM, an increase of $14.7MM from last quarter and debt remained unchanged.
•	Net income of $3.5MM was flat with last year.
•	The Company opened 13 net new units during the quarter.

YEAR-TO-DATE HIGHLIGHTS:

•	Comparable store sales decreased 2.5% rolling over a strong increase of 10.5% last year.
•	Adjusted EBITDA (reconciliation attached) of $78.6MM was $2.3MM lower than last year.
•	Free cash flow (reconciliation attached) was $50.7MM or 64% of Adjusted EBITDA.
•	Cash balances increased by $22.1MM from last fiscal year end to $66.3MM and debt has been reduced by $29.7 million.
•
Our leverage ratio declined to 3.60X Consolidated EBITDA, as defined in our Credit Agreement, from 3.80X at last fiscal year end compared to our existing maximum leverage covenant of 4.25X.  Including the benefit of excess cash balances of $63.1MM, our leverage ratio improved to 2.99X.

•	Net income of $18.1MM was flat with last year.
•	The Company opened 17 net new units to date.

The Company’s quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations are set forth in the Company’s Form 10-Q for the third quarter ended September 27, 2011 which can be accessed at www.sec.gov.

NPC’s President and CEO Jim Schwartz said, “During the third quarter our comparable store sales strengthened from the first half of the year returning to positive territory despite rolling over very strong comparable store sales growth from the prior year.

This quarter we promoted strong value focused on our lower cost carry-out channel with our $10 Any Carry-Out Pizza promotion, coupled with the re-introduction of the $5.00 P’Zone which resonated well with consumers during these challenging economic times.

Our restaurant teams continued to do their part by controlling the business in excellent fashion while providing our customers a great Pizza Hut experience. Despite these efforts, our restaurant level margins were negatively impacted by higher commodity costs and unfavorable mix changes associated with the $10 Any Carry-Out Pizza promotion.  However, these increases were partially offset by improvements in our direct labor costs which improved due to reductions in our store level wage structure associated with modifications in our compensation policies and staffing philosophy and excellent labor productivity.

Third quarter Adjusted EBITDA of $21.5 million was $1.3 million or 6% below last year with continued strong free cash flow of $14.7 million or 68% of Adjusted EBITDA.  As a result, our cash balances increased by $14.7 million from last quarter to $66.3 million.  Additionally, our leverage ratio improved this quarter to 3.60X Consolidated EBITDA compared to 3.80X at last fiscal year end.  Including the benefit of our excess cash balances, our leverage ratio at the end of the quarter would have been 2.99X.

This quarter we opened 13 net new Delco units and as a result increased our unit count through new store development by 17 net new units during the year.  This growth represents a change in our posture towards new unit development and marks the first time in over ten years that we have grown our business through new unit development activities.  The early results of these new Delco’s are compelling and as a result we are targeting a much more aggressive new unit growth plan for next year.

With the continued financial malaise, we expect that value will remain the key driver of consumer response into 2012 in the pizza segment and the QSR category as a whole.  To this end, we continue to work on compelling consumer value propositions with Pizza Hut and further pursuit and implementation of the margin management initiatives that we discussed last quarter.  We believe that further identification and implementation of these margin management initiatives will allow us to compete profitably in these value conscious times while strengthening our business model and our brand.  We look forward to updating our investors about our progress in future quarters.”

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,153 Pizza Hut restaurants and delivery units in 28 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Company’s  quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Company’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations.  Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct.  NPC’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending;

continued deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; and other factors. These risks and other risks are described in NPC’s filings with the Securities and Exchange Commission, including NPC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	September 27, 2011		September 28, 2010

Net product sales	$228,021	100.0%	$226,748	100.0%
Fees and other income (1)	9,830	4.3%	10,419	4.6%
Total sales	237,851	104.3%	237,167	104.6%
Comparable store sales (net product sales only)	0.4%		10.9%

Cost of sales (2)	70,695	31.0%	65,879	29.1%
Direct labor (3)	66,841	29.3%	69,255	30.5%
Other restaurant operating expenses (4)	74,113	32.5%	76,381	33.7%
General and administrative expenses (5)	13,102	5.7%	11,884	5.2%
Corporate depreciation and amortization of intangibles	3,078	1.3%	2,894	1.3%
Other	902	0.5%	329	0.1%
Total costs and expenses	228,731	100.3%	226,622	99.9%
Operating income	9,120	4.0%	10,545	4.7%
Interest expense (6)	(6,131)	-2.7%	(7,278)	-3.2%
Income before income taxes	2,989	1.3%	3,267	1.5%
Income tax (benefit)	(480)	-0.2%	(222)	0.0%

Net income	$3,469	1.5%	$3,489	1.5%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$9,036		$5,241
Cash Rent Expense	$12,506		$12,499

(1)	Fees and other income decreased due to decreased delivery transactions.
(2)	Cost of sales, as a percentage of net product sales, increased largely due to higher ingredient costs, primarily cheese, dough, and meat.
(3)
Direct labor, as a percentage of net product sales, decreased largely due to lower average wage rates from labor optimization strategies, changes in pay practices of certain team members and improved labor efficiencies.

(4)
Other restaurant operating expenses, as a percentage of net product sales, decreased largely due to a decline in depreciation expense, lower restaurant manager bonus expense and miscellaneous income from business interruption and reparation proceeds.

(5)	G&A expenses increased due primarily to the reinstatement of certain incentive compensation programs and increased credit card transaction fees.
(6)	Interest expense declined primarily due to lower average debt levels and a decrease in our cash borrowing rate.

Note:  The explanations above are abbreviated disclosures.  For complete disclosure see Management’s Discussion and Analysis in our Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	39 Weeks Ended
	September 27, 2011		September 28, 2010

Net product sales	$695,727	100.0%	$715,332	100.0%
Fees and other income(1)	31,875	4.6%	33,087	4.6%
Total sales	727,602	104.6%	748,419	104.6%
Comparable store sales (net product sales only)	-2.5%		10.5%

Cost of sales(2)	209,248	30.1%	213,769	29.9%
Direct labor(3)	204,298	29.4%	214,929	30.0%
Other restaurant operating expenses(4)	222,090	31.9%	228,950	32.0%
General and administrative expenses(5)	39,420	5.7%	36,328	5.1%
Corporate depreciation and amortization of intangibles	8,978	1.3%	8,570	1.2%
Other	1,530	0.2%	1,115	0.2%
Total costs and expenses	685,564	98.6%	703,661	98.4%
Operating income	42,038	6.0%	44,758	6.2%
Interest expense(6)	(19,075)	-2.7%	(22,152)	-3.1%
Income before income taxes	22,963	3.3%	22,606	3.1%
Income tax expense	4,838	0.7%	4,537	0.6%

Net income	$18,125	2.6%	$18,069	2.5%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$17,763		$13,884
Cash Rent Expense	$37,854		$38,037

(1)	Fees and other income decreased due to decreased delivery transactions.
(2)
Cost of sales, as a percentage of net product sales, increased largely due to higher ingredient costs, primarily cheese, dough, and meat offset partially by higher net pricing and favorable product mix changes.

(3)
Direct labor, as a percentage of net product sales, decreased largely due to lower average wage rates from labor optimization strategies and changes in pay practices of certain team members and improved labor efficiencies.

(4)
Other restaurant operating expenses, as a percentage of net product sales were essentially flat with the prior year due to the sales deleveraging effect on fixed and semi-fixed costs, primarily occupancy costs, offset by a decline in restaurant manager bonuses.

(5)	G&A expenses increased due primarily to the reinstatement of certain incentive compensation programs, higher field training costs, and increased credit card transaction fees.
(6)	Interest expense declined primarily due to lower average debt levels and a decrease in our cash borrowing rate.

Note:  The explanations above are abbreviated disclosures.  For complete disclosure see Management’s Discussion and Analysis in our Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 27, 2011	December 28, 2010
Assets
Current assets:
Cash and cash equivalents	$66,288	$44,159
Other current assets	20,603	21,727
Total current assets	86,891	65,886

Facilities and equipment, net	134,411	143,713
Franchise rights, net	392,435	399,248
Other noncurrent assets	213,398	216,381
Total assets	$827,135	$825,228
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$1,046	$29,670
Other current liabilities	83,344	76,404
Total current liabilities	84,390	106,074

Long-term debt, less current portion	371,654	372,700
Other noncurrent liabilities	169,465	164,122
Total liabilities	625,509	642,896
Stockholders' equity	201,626	182,332
Total liabilities and stockholders' equity	$827,135	$825,228

NPC INTERNATIONAL, INC.
 Condensed Consolidated Statements of Cash Flows
 (Dollars in thousands)
(Unaudited)

	39 Weeks Ended
	Sept. 27, 2011	Sept. 28, 2010
Operating activities
Net income	$18,125	$18,069
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	33,991	34,217
Amortization of debt issue costs	1,905	1,930
Deferred income taxes	2,897	2,634
Other adjustments	828	1,133
Changes in assets and liabilities, excluding acquisitions:
Assets	1,075	(320)
Liabilities	9,608	11,371
Net cash provided by operating activities	68,429	69,034
Investing activities
Capital expenditures	(17,763)	(13,884)
Proceeds from sale or disposition of assets	647	2,102
Net cash used in investing activities	(17,116)	(11,782)
Financing activities
Payments on term bank facilities	(29,670)	(31,340)
Proceeds from sale-leaseback transactions	486	865
Net cash used in financing activities	(29,184)	(30,475)
Net change in cash and cash equivalents	22,129	26,777
Beginning cash and cash equivalents	44,159	14,669
Ending cash and cash equivalents	$66,288	$41,446

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	Sept. 27, 2011	Sept. 28, 2010	Sept. 27, 2011	Sept. 28, 2010
Adjusted EBITDA:
Net income	$3,469	$3,489	$18,125	$18,069
Adjustments:
Interest expense	6,131	7,278	19,075	22,152
Income tax (benefit) expense	(480)	(222)	4,838	4,537
Depreciation and amortization	11,124	11,694	33,991	34,217
Net facility impairment charges	-	339	710	1,183
Pre-opening expenses and other	1,290	267	1,846	775
Adjusted EBITDA (1)	$21,534	$22,845	$78,585	$80,933
Adjusted EBITDA Margin(2)	9.4%	10.1%	11.3%	11.3%

Free cash flow:
Net cash provided by operating activities	$23,701	$18,961	$68,429	$69,034
Less:
Capital expenditures	(9,036)	(5,241)	(17,763)	(13,884)
Free cash flow (3)	$14,665	$13,720	$50,666	$55,150

Unit Count Activity

	39 Weeks Ended
	Sept. 27, 2011	Sept. 28, 2010

Beginning of period	1,136	1,149
Developed	19	1
Closed	(2)	(7)
End of period	1,153	1,143

Equivalent units(4)	1,136	1,145

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, facility impairment charges and pre-opening expenses. The Company has substantial interest expense relating to the financing of the acquisition of us in 2006 and substantial depreciation and amortization expense relating to the acquisition of us in 2006 and to our acquisition of units in recent years.  Management believes the elimination of these items, as well as taxes, pre-opening and other expenses and facility impairment charges give investors useful information to compare the performance of our core operations over different periods.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles.  Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under generally accepted accounting principles.  Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because management believes that Adjusted EBITDA provides investors a helpful measure for comparing the Company’s operating performance with the performance of other companies that have different financing and capital structures or tax rates.

(2) Calculated as a percentage of net product sales.

(3) The Company defines Free Cash Flow as cash flows from operations less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business.  It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures.

 (4) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

7300 W 129th St
Overland Park, KS 66213